Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Vivos Therapeutics, Inc. and Subsidiaries’ Registration Statement on Form S-1MEF of our report dated March 25, 2021, relating to the 2020 consolidated financial statements that appear in the Annual Report on Form 10-K.

/s/ Plante & Moran, PLLC

Denver, Colorado

May 6, 2021